EXHIBIT 10.1

SUMMARY OF KEY TERMS OF NAMED EXECUTIVE OFFICER AND EMPLOYEE DIRECTOR COMPENSATION

PacifiCorp’s named executive officers (other than its Chairman and Chief Executive Officer, Greg Abel) and its other employee directors each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other benefit plans described in PacifiCorp’s Annual Report on Form 10-K. Mr. Abel is employed by PacifiCorp’s parent company, MidAmerican Energy Holdings Company (“MEHC”) and is not directly compensated by PacifiCorp. PacifiCorp reimburses MEHC for the cost of Mr. Abel’s time spent on PacifiCorp matters, including compensation paid to him by MEHC, pursuant to an intercompany administrative services agreement among MEHC and its subsidiaries.

Our directors are employees of PacifiCorp, or in the case of Messrs. Abel, Anderson and Goodman, employees of MEHC, and do not receive additional compensation for service as a director.

Our named executive officers and directors employed by us are also eligible for a cash incentive under the PacifiCorp Annual Incentive Plan (“AIP”) and participate in MEHC’s Long-Term Incentive Partnership Plan (“LTIP”). A copy of the LTIP is attached as Exhibit 10.11 to the MEHC Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein.

Base salary and target bonus opportunities for named executive officers and employee directors for PacifiCorp’s fiscal year ending December 31, 2010 (excluding Mr. Abel):

Name and Principal Position	Base Salary	AIP Target Opportunity
		(percentage of base salary)

Douglas K. Stuver	$228,800	40%
Senior Vice President and
Chief Financial Officer

A. Richard Walje	351,900	50%
President, Rocky Mountain Power

R. Patrick Reiten	265,740	30%
President, Pacific Power

Micheal G. Dunn	250,000	100%
President, PacifiCorp Energy

Brent E. Gale	287,000	25%
Director

Natalie L. Hocken	190,357	20%
Director

Mark C. Moench	218,754	50%
Director